FILED
IN THE OFFICE OF THE
SECRETARY OF STATE OF THE
STATE OF NEVADA
JAN 6 1983
WM SWACKHAMER SECRETARY OF STATE
/s/ William Swackhamer
no. 84-83


                             ARTICLES OF INCORPORATION
                                      OF
                                 TRIAM, LTD.

    We, the undersigned natural persons of the age of twenty-one years or more, acting as incorporators of a corporation under the Nevada Business Corporation Act, adopt the following Articles of Incorporation for such corporation:

                                 ARTICLE I

     NAME. The name of the corporation is Triam, Ltd.

                                 ARTICLE II

     DURATION. The period of its duration is perpetual.

                                 ARTICLE III

     BUSINESS. The pursuit of business and corporate powers agreed upon are as follows:
          (1) To carry on the business of share dealers or financial agents in all transactions relating to the sale, transfer, or exchange of every description of stocks, shares, commodities, debentures, bonds, mortgages, freehold, or leasehold property, life interests, reversions or other securities or investments for money, and all transactions and negotiations on commission or otherwise to such business; and to advance or negotiate the advance of money at interest on securities or otherwise; and to carry on the business of stock and share brokers, land, estate and mortgage agents, and brokers in all branches,

       (2).To conduct the business of financing all types of business activities, to purchase, finance, or discount commercial paper; to purchase or otherwise acquire open accounts receivable, notes, drafts and acceptances from manufacturers and jobbers and the instalment lien obligations, covering any and all sales on any merchandise or other commodities; to purchase, loan upon, acquire, or otherwise finances, sell and dispose of any and all insurance contracts, installment lien obligations, or indebtedness incurred or to be incurred by any written instruments, and to guarantee, pledge, borrow, finance or raise money for any, such investment in any way and to do such other financing as may be for the welfare of the corporation.

       (3). To acquire by purchase or otherwise, property, real or personal, and the good will, rights and assets of any person, firm or corporation, and to pay for the same in cash, stocks, bond, or otherwise acquire, sell, assign, transfer mortgage, pledge, and otherwise dispose of shares of the capital stock, bonds, debentures, or other evidence of indebtedness created by any person, firm, or corporation, and while the holder thereof to exercise the rights and privileges of ownership, including the right to vote thereon; to buy, own, use, mortgage, sell, lease, bond, or otherwise dispose of all property, real or personal, necessary, useful or desirable for it to own, use or dispose of for its purposes.

        (4). To apply for, obtain, register, lease, purchase, or otherwise acquire, and to hold, use, pledge, sell, assign, or otherwise acquire, and to hold, use, pledge, lease, sell, assign, or otherwise dispose of distinctive marks, improvements, processes, trade names, trade marks, copyrights, patents, licenses, concessions, and the like, whether used in connection with or secured under letters patented of or issued in connection with or secured under any country or authority, or otherwise; and to issue, exercise, develop and grant licenses in respect thereof, or otherwise turn the same to account.

         (5). To borrow money or raise monies for the business of the corporation and all of its purposes and objects, upon such terms, as the Board of Directors may determine and the Law permit.

         (6). To enter into joint ventures or partnership with other persons, firms, or corporations.

         (7). To have and to exercise all the powers now or hereafter conferred by the laws of the State of Nevada upon corporations organized under the laws under which this corporation is organized and any and all acts amendatory thereof and supplemental thereto.

         (8). To make all such by-laws, rules and regulations not inconsistent with law or with other corporate rights and vested privileges, as may be necessary to carry into effect the objects of the corporation, and such by-laws, rules and regulations may be made in a general meeting of the Board of Directors, which rules, regulations or by-laws shall become effective upon formal presentation by mailing to the stockholders of record.


                              ARTICLE IV

     CAPITAL. The capital of this corporation is ($25,000) Twenty-Five Thousand Dollars and is represented by (2,500,000) two Million Five Hundred Thousand shares of common capital stock having a par value of (1) one cent per share.


                               ARTICLE V

     CAPITAL STOCK. Subject to the provisions of law, this corporation shares of its capital stock.

                              ARTICLE VI

     SHARES. The corporation will not commence business until consideration of the value of at least One Thousand Dollars ($1,000.00) has been received for the issuance of its shares.
                              ARTICLE VII

     PRIVILEGES AND RESTRICTION TO SHAREHOLDERS. The privileges and restrictions granted to or imposed upon each share or the holder thereof are as follows:

            (1). Each issued and outstanding share, not including treasury shares, if any, shall be entitled to one vote at all shareholders' meetings;

            (2). The right of cumulative voting shall not be allowed in the election of directors.

            (3). Each share shall entitle its holder to receive an equal and a noncumnulative portion of dividends, if, when, and as declared by the Board of Directors in accordance with law.


                              ARTICLE VIII

     RESERVE POWER. Except as to Article IX herein, the corporation reserves the rights to amend, alter, change, or repeal any provision contained in these Articles of Incorporation, in the manner now or hereafter prescribed by law, and all rights and powers, conferred herein on stockholders, directors, and officers are subject to this reserve power.

                              ARTICLE IX

     STOCK NON-ASSESSABLE. The stock of this corporation shall be non-assessable.

                              ARTICLE X

     BY-LAWS. The Board of Directors may make, amend, or repeat at pleasure, by-laws of this corporation, not inconsistent with the provisions of these Articles of Incorporation.

                              ARTICLE XI

     MEETINGS. The annual meeting of the stockholders shall be held in the month of June of each year at a place and a time to be designated by the Board of Directors. Special meetings of the stockholders may be called by the president, or by the Board of Directors, or by a majority of the stockholders as shown by the records of tile corporation. Notice of special stockholders' meetings shall be given by mailing a notice of the time and place and purpose of the meeting to each stockholder of record, addressed to him at his address as shown by the records of the corporation, not less than ten days prior to the date of the meeting. Director's meetings shalt be held at such time and place and upon such notice as the Board of Directors from time to time shall determine. A majority of tile Board of Directors present and voting at a directors meeting shall constitute a quorum for the transaction of business.

                             ARTICLE XII

     ADDRESS OF CORPORATION AND REGISTERED AGENT IS: the post office address of the initial registered office of the corporation and registered agent is: 4530 Alpine Place, Las Vegas, Nevada 89107


                           ARTICLE XIII

     OFFICERS. The number and kind of officers and directors of this corporation shall be as follows: There shall be a board of directors consisting of not less than three directors. The number thereof shall be fixed from time to time, and shall be subject to change by the stockholders at any stockholders' meeting held at which directors may be elected. There shall be a president, who shall be a stockholder and a member of the board of directors, one or more vice presidents, a secretary, and a treasurer, and such assistant secretaries and assistant treasurers as the board of directors may from time to time determine. Each of such officers other than the president may, but need not be, a stockholder or a director of the corporation.

                          ARTICLE XIV

     ELECTION OF DIRECTORS. The directors, except those named herein as such and those chosen by the board to fill a vacancy for an unexpired term, shall be elected by the stockholders at the regular annual stockholders' meeting, or if it is not held, at any special meeting of the Stockholders called for that purpose, and directors so elected shall serve until the next regular annual stockholders' meeting or until their successors are elected and qualified.

                            ARTICLE XV

     NAMED DIRECTORS. Directors who shall hold office until the first annual stockholders' meeting as herein provided, unless vacancies by death, resignation or removal shall sooner occur, and until the election and qualification of their respective successors, are as follows:

              Name                    Address
              G. O'Brien Garrett      3465 Green Hills Way, Sandy, UT84092
              Martin Ford             779 N. 800 E., Bountiful, UT 84010
              Roy Barker              1157 S. 300 E., Salt Lake City, UT 84111


                           ARTICLE XVI

     PRIVATE PROPERTY EXEMPT. Private property of the stockholders shall not be liable for the debts of the corporation.

                           ARTICLE XVII

     NAMED INCORPORATORS. The name and address of each incorporator is:

              Name                    Address
              G. O'Brien Garrett      3465 Green Hills Way, Sandy, UT 84092
              Martin Ford             779 N. 800 E., Bountiful, UT 84010
              Roy Barker              1157 S. 300 E., Salt Lake City, UT 84111

    DATED this 21st day of December, 1982.

                                  /s/ G. O'Brien Garrett
                                  /s/ Martin Ford
                                  /s/ Roy Barker

STATE OF UTAH
COUNTY OF SALT LAKE

     I, Beth N. Wolf, a Notary Public, hereby certify that on the 21st day of December, 1982, personally appeared before me G. O'Brien Garrett, Martin Ford, and Roy Barker, who being by me first duly sworn, severally declared that they are the persons who signed the foregoing documents as incorporators and that the statements herein contained are true.

    IN WITNESS WHEREOF, I have hereunto set my hand and seal on the 21st day of December, 1982

                                       /s/ Beth N. Wolf
                                           ----------------
                                           Notary Public

                                           Salt Lake City UT
                                           -----------------
                                           Residing in
My Commission Expires:
7-15-86